Exhibit 99.1

W. Mark Watson Elected as Chairman of the Board

of HedgePath Pharmaceuticals

Tampa, FL, April 15, 2019 – HedgePath Pharmaceuticals, Inc. (OTCQB: HPPI), a pharmaceutical development company focused on discovering, developing and ultimately commercializing innovative therapies for patients with cancer and non-cancerous proliferation disorders, announced today that HedgePath’s Board of Directors has elected W. Mark Watson, CPA as Chairman of the Board, effective April 15, 2019.

As previously announced, E. Brendan Magrab, HedgePath’s Chairman of the Board since December 2016, is stepping down from that position in order to fulfill his duties as Chief Executive Officer of Epalex Corporation, a privately-held biotechnology company. Mr. Magrab is expected to continue to serve on the HedgePath board until the earlier of July 1, 2019 or when a new board member is identified. The independent Nominating and Corporate Governance Committee of HedgePath’s board is undertaking a search to fill the pending vacancy on the board resulting from Mr. Magrab’s eventual departure from the board. It is also expected that Mr. Watson will continue to serve as Chairman of the Audit Committee of HedgePath’s board.

Commenting on his appointment, Mr. Watson stated “It’s been rewarding for me to assist HedgePath with my background in public accounting and my experience with life science and pharmaceutical companies and to support HedgePath’s progress over the last several years. I look forward to my new role with HedgePath as its Chairman, and on behalf of our board, I want to thank Brendan for his service over the last two years as our Chairman.”

Mr. Watson, age 68, has served as an independent director of HedgePath since June 2014. He is a Certified Public Accountant with more than 40 years of experience in public accounting and auditing, having spent his entire career from January 1973 to June 2013 at Deloitte Touche Tohmatsu and its predecessor, most recently as Central Florida Marketplace Leader. Among other industries, he has a particular expertise in the healthcare and life sciences sector, having played a significant role in the development of Deloitte’s audit approach for health and life sciences companies and leading its national healthcare regulatory and compliance practice. He has served as lead audit partner and lead client service partner on the accounts of many public companies ranging from middle market firms to Fortune 500 enterprises. Mr. Watson serves on the Boards of Directors of Sykes Enterprises Inc. (NASDAQ:SYKE), BioDelivery Sciences International, Inc. (NASDAQ:BDSI) and Global Health, Inc. He received his undergraduate degree in Accounting from Marquette University.

About HedgePath Pharmaceuticals, Inc.

HedgePath Pharmaceuticals, Inc. (OTCQB:HPPI) is a biopharmaceutical company that discovers, develops and plans to commercialize innovative therapeutics to inhibit the progression of certain cancers. HPPI is the exclusive U.S. licensee of SUBA®-Itraconazole, which clinical studies have shown to have greater bioavailability than generic itraconazole. The Hedgehog signaling pathway is a major regulator of cellular processes in vertebrates, including cell differentiation, tissue polarity and cell proliferation. Based on published research, HPPI believes that inhibiting the Hedgehog pathway could delay or possibly prevent the development and progression of certain cancers, such as prostate cancer, in humans. Leveraging research undertaken by key investigators in the field, HPPI is exploring the effectiveness of SUBA-Itraconazole as an anti-cancer agent and to pursue its potential commercialization. HPPI is headquartered in Tampa, Florida. For more information, please visit www.hedgepathpharma.com.

Cautionary Note Regarding Forward Looking Statements

This press release and any statements of representatives and partners of HedgePath Pharmaceuticals, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the performance of the Company’s new Chairman and search for replacement board members as described herein) may differ significantly from those set forth or implied in the forward-looking statements (and may further differ from the interim study results previously disclosed by the Company). These forward-looking statements involve numerous risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact

Tiberend Strategic Advisors, Inc.

Janine McCargo (Media)

646 604 5150

jmccargo@tiberend.com

Tirth Patel (Investors)

212 375 2694

tpatel@tiberend.com